Exhibit 10.5

Amended and Restated Exclusive Call Option Agreement

In relation to

Guangzhou Onion Vogue Group Co., Ltd.

Between

Guangzhou Transasia Trading Co., Ltd.

And

Guangzhou Onion Vogue Group Co., Ltd.

And

Shareholders Listed in Exhibit I

September 26, 2020

Amended and Restated Exclusive Call Option Agreement

This Amended and Restated Exclusive Call Option Agreement (“Agreement”) is made by the following parties on September 26, 2020 (Execution Date):

1.	Shareholders listed in Exhibit I

(“Existing Shareholders”)

2.	Guangzhou Transasia Trading Co., Ltd. (formerly known as Guangzhou Heshanshan Equity Investment Co., Ltd., “WFOE”)

Registered address: 3-05-14, No.309, Middle Huangpu Avenue, Tianhe District, Guangzhou

Legal representative: Bai Pingsan

3.	Guangzhou Onion Vogue Group Co., Ltd. (formerly known as Guangzhou Liangkeshu Technology Co., Ltd., “Company”)

Registered address: 3-05-2, No.309, Middle Huangpu Avenue, Tianhe District, Guangzhou

Legal representative: Bai Pingsan

(The parties above are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

Whereas,

(1)

The Existing Shareholders are the registered shareholders of the Company and hold the entire equity interest in the Company. As of the Execution Date, the Existing Shareholders’ capital contribution in the registered capital of the Company and shareholding ratio is set forth in Exhibit I.

(2)	Subject to the current PRC Laws, the Existing Shareholders are willing to transfer their entire equity interest in the Company to the WFOE, and the WFOE is willing to accept such transfer.

(3)	Subject to the current PRC Laws, the Company is willing to and cause the Subsidiaries to transfer their assets to the WFOE, and the WFOE is willing to accept such transfer.

(4)

In order to effect the above transfer of equity interest and assets, the Existing Shareholders and the Company agree to grant to the WFOE the exclusive and irrevocable Equity Transfer Option and Asset Purchase Option. According to the options, subject to the PRC Laws, the Existing Shareholders or the Company, shall at the request of the WFOE transfer the Option Equity or the Assets (as defined below) to the WFOE and/or its designated entity or individual according to the provision hereof.

(5)	The Company agrees that the Existing Shareholders will grant to the WFOE the Equity Transfer Option (as defined below) according to this Agreement.

(6)	The Existing Shareholders agree that the Company will grant to the WFOE the Asset Purchase Option (as defined below) according to this Agreement.

(7)	Based on the above consensus, the Parties signed the Exclusive Call Option Agreement on September 19, 2018 (the “Original Agreement”).

Now, therefore, the Parties reach the following agreement through friendly consultation to replace all the provisions in the Original Agreement:

Article 1 Definitions

1.1	The following terms used in this Agreement have the meanings below, unless the context requires otherwise:

“PRC Laws”	Means the currently valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding normative documents of the People’s Republic of China (or the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan).

“Equity Transfer Option”	Means the option granted by the Existing Shareholders to the WFOE according to the terms and conditions hereof to purchase the equity interest of the Company.

“Asset Purchase Option”	Means the option granted by the Company to the WFOE according to the terms and conditions hereof to purchase any asset of the Company.

“Option Equity”	Means the entire equity interest held by the Existing Shareholders in the Registered Capital (as defined below) of the Company, which accounts for 100% of the Registered Capital.

“Registered Capital”	Means the registered capital of the Company of RMB one hundred and ninety-three million five hundred thousand (RMB193,500,000) as of the Execution Date, as may be expanded by any capital increase in whatever form during the term of this Agreement.

“Transfer Equity”	Means the equity interest which the WFOE has the right to request the Existing Shareholders to transfer to it or its designated entity or individual (if PRC Laws do not allow the WFOE to be the transferee) when the WFOE exercises the Equity Transfer Option according to Article 3 hereof, the number of which may be part or all of the Option Equity and will be determined by the WFOE in its sole discretion according to the current PRC Laws and its own business consideration.

“Transfer Assets”	Means the assets of the Company which the WFOE has the right to request the Company and the Subsidiaries to transfer to it and/or its designated entity or individual (if PRC Laws do not allow the WFOE to be the transferee) when the WFOE exercises the Asset Purchase Option according to Article 3 hereof, which may be part or all of the assets of the Company and the Subsidiaries and will be determined by the WFOE in its sole discretion according to the current PRC Laws and its own business consideration.

“Exercise”	Means the WFOE exercises the Equity Transfer Option or the Asset Purchase Option.

“Transfer Price”	Means the entire consideration payable by the WFOE and/or its designated entity or individual to the Existing Shareholders or the Company and the Subsidiaries for acquisition of the Transfer Equity or the Assets at each Exercise.

“Business Licenses”	Means any approvals, permits, filings, registrations, etc. the Company must hold for legally and validly operating its business, including but not limited to the Business License, Value-added Telecommunications Business License and other relevant permits and certificates that may be required by the current PRC Laws.

“Subsidiaries”	Means the companies or enterprises that can be directly or indirectly controlled by the Company from time to time during the term of this Agreement. As of the Execution Date, for the purpose of this Agreement, the term refers to the following wholly-owned/controlled subsidiaries of the Company: Guangzhou Onion Fans Technology Co., Ltd., Guangzhou Young Internet Co., Ltd., Zhuhai Young Supply Chain Technology Co., Ltd., Guangzhou Ocean Unbounded Technology Co., Ltd., Guangzhou Peacheese Information Technology Co., Ltd., Guangzhou EQuick Technology Co., Ltd., and Doubletree (Tibet) Trading Co., Ltd.

“Assets”	Means all tangible and intangible assets that are owned or can be disposed of directly or indirectly by the Company in a manner permitted by PRC Laws during the term of this Agreement, including but not limited to the Subsidiaries’ equity interest the Company directly or indirectly holds and any real property, personal property, trademark, copyright, patent, know-how, domain name, software use right and other intellectual property rights of the Company and the Subsidiaries.

“Material Agreements”	Means any agreements to which the Company is a party and which have material effect on the business or assets of the Company, including but not limited to the Exclusive Business Cooperation Agreement signed by the Company and the WFOE on the Execution Date and other material agreements relating to the business of the Company.

“Exercise Notice”	Has the meaning set forth in Article 3.7 of this Agreement.

“Confidential Information”	Has the meaning set forth in Article 8.1 of this Agreement.

“Breaching Party”	Has the meaning set forth in Article 11.1 of this Agreement.

“Breach”	Has the meaning set forth in Article 11.1 of this Agreement.

“Such Rights”	Has the meaning set forth in Article 13.5 of this Agreement.

“Material Adverse Effect”	Means any situation, change or event that has a serious adverse effect on the legal and valid existence, legal going concern, assets and liabilities (including contingent liabilities), operating performance or finance of the Company and Subsidiaries.

1.2	Any reference to any PRC Laws shall be reference to:

(1)	those Laws as amended, modified, supplemented and restated, whether they become effective before or after the conclusion of this Agreement; and

(2)	other decisions, notices and regulations prepared or effective under the PRC Laws.

1.3	Unless the context requires otherwise, any reference to any Articles, Paragraphs, Subparagraphs or Items herein are reference to the Articles, Paragraphs, Subparagraphs or Items of this Agreement.

Article 2 Grant of Equity Transfer Option and Asset Purchase Option

2.1

The Existing Shareholders hereby individually and jointly agree to grant to the WFOE an irrevocable, unconditional and exclusive Equity Transfer Option, according to which the WFOE has the right to request the Existing Shareholders to transfer the Option Equity to the WFOE or its designated entity or individual according to the terms and conditions of this Agreement, subject to the PRC Laws. The WFOE hereby agrees to accept the Equity Transfer Option. “Exclusive” under this Article means that Existing Shareholders shall not grant the Equity Transfer Option to others except the WFOE and/or its designated entity or individual. For the avoidance of doubt, when the WFOE and/or its designated entity or individual exercise the Equity Transfer Option, the Existing Shareholders shall unconditionally give up all their priority rights under PRC Laws and the Company’s articles of association and give all necessary cooperation to complete the Exercise of the Equity Transfer Option. Except the WFOE and/or its designated entity or individual, no third party shall be entitled to the Equity Transfer Option or the Equity Transfer Option.

2.2	The Company hereby agrees that the Existing Shareholders will grant to the WFOE the Equity Transfer Option according to the above Article 2.1 and other provisions hereof.

2.3

The Company hereby agrees to grant to the WFOE an irrevocable, unconditional and exclusive Asset Purchase Option, according to which the WFOE has the right to request the Company and the Subsidiaries to transfer the part or all of the Assets to the WFOE or its designated entity or individual according to the terms and conditions of this Agreement, subject to the PRC Laws. The WFOE hereby agrees to accept the Asset Purchase Option. “Exclusive” under this Article means that the Company shall not grant the Asset Purchase Option to others except the WFOE or its designated entity or individual.

2.4	The Existing Shareholders hereby individually and jointly agree that the Company will grant to the WFOE the Asset Purchase Option according to the above Article 2.3 and other provisions hereof.

Article 3 Way of Exercise

3.1	Subject to the terms and conditions hereof and to the extent permitted by the PRC Laws, the WFOE has the absolute sole discretion to decide the time, way and number of its Exercise.

3.2

Subject to the terms and conditions hereof and the current PRC Laws, the Existing Shareholders irrevocably grant the WFOE an exclusive right to request at any time the transfer of part or all of the equity interest of the Company from the Existing Shareholders to itself or its designated entity or individual.

3.3

Subject to the terms and conditions hereof and the current PRC Laws, the Existing Shareholders irrevocably grant the WFOE an exclusive right to request at any time the transfer of part or all of the Assets from the Company and the Subsidiaries to itself or its designated entity or individual.

3.4

At each Exercise of the Equity Transfer Option, the WFOE has the right to determine the number of Transfer Equity that the Existing Shareholders shall transfer to the WFOE and its designated entity or individual in the Exercise. The Existing Shareholders shall transfer the Transfer Equity respectively to the WFOE and its designated entity or individual according to the number determined by the WFOE. The WFOE and its designated entity or individual shall pay the Transfer Price to the Existing Shareholders for the Transfer Equity they receive in each Exercise.

3.5

At each Exercise of the Asset Purchase Option, the WFOE has the right to determine the specific Assets that the Company shall transfer to the WFOE and its designated entity or individual in the Exercise. The Company shall transfer the Transfer Assets to the WFOE and its designated entity or individual according to the determination of the WFOE; if the WFOE requires to exercise the Asset Purchase Option for the assets of the Subsidiaries, the Company shall procure the Subsidiaries to make relevant decisions and require the Subsidiaries to transfer the Transfer Assets to the WFOE and/or its designated entity or individual according to the requirements of the WFOE in a manner permitted by PRC Laws. The WFOE and/or its designated entity or individual shall pay the Transfer Price to the asset transferors for the Transfer Assets they receive in each Exercise

3.6

At each Exercise, the WFOE may accept transfer of the Transfer Equity or the Transfer Assets itself, or may designate a third party to accept transfer of part or all of the Transfer Equity or the Transfer Assets when PRC Laws do not allow the WFOE to be the transferee.

3.7

When the WFOE decides to exercise its option, it shall send to the Existing Shareholders or the Company the Equity Transfer Option Exercise Notice or the Asset Purchase Option Exercise Notice (each a “Exercise Notice”, in the form of Exhibit II and Exhibit III hereto). After receiving an Exercise Notice, the Existing Shareholders or the Company shall transfer the Transfer Equity or the Transfer Assets wholly to the WFOE and/or its designated entity or individual immediately according to Article 3.4 or Article 3.5 hereof.

Article 4 Transfer Price

4.1

At each Exercise of the Equity Transfer Option, the entire Transfer Price payable by the WFOE and/or its designated entity or individual to the shareholders shall be the minimum price permitted by the current PRC Laws. Each shareholder undertakes and agrees that it has been fully compensated by the WFOE, so it shall return the received Transfer Price to the WFOE and/or its designated entity or individual in full within ten (10) working days after receiving the Transfer Price.

4.2

At each Exercise of the Asset Purchase Option, the WFOE or its designated entity or individual shall pay the asset transferor the minimum price permitted by the current PRC Laws. The Company undertakes and agrees that it has been fully compensated by the WFOE, so the asset transferor shall return the received Transfer Price to the WFOE and/or its designated entity or individual in full within ten (10) working days after receiving the Transfer Price.

Article 5 Representations and Warranties

5.1	The Existing Shareholders hereby represent and warrant that

5.1.1

If the Existing Shareholders are natural persons, they are Chinese citizens with full capacity for conduct, and if the Existing Shareholders are non-natural persons, they are duly incorporated and validly existing entities under PRC Laws; all Existing Shareholders have full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued.

5.1.2

The Company is a limited liability company duly incorporated and validly existing under the PRC Laws who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued. The Company will not require the WFOE to share the losses of the Company and the Subsidiaries and/or require the WFOE to provide financial support for the Company and the Subsidiaries in accordance with this Agreement.

5.1.3

The Exiting Shareholders have full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereunder and to be executed, and have full power and authority to complete the transaction contemplated hereunder.

5.1.4

This Agreement is legally and properly executed and delivered by the Existing Shareholders. This Agreement constitutes their legal, effective and binding obligations, and is enforceable against them according to the terms hereof.

5.1.5

The Existing Shareholders are the registered legal owner of the Option Equity when this Agreement becomes effective, and there is not any lien, pledge, claim, security interest or third party’s rights over the Option Equity, except for the pledge created under the Equity Pledge Agreement concluded on the Execution Date hereof between the Company, the WFOE and the Existing Shareholders, and the proxy created under the Proxy Agreement concluded on the Execution Date hereof. According to this Agreement, after Exercise the WFOE and/or its designated entity or individual will obtain good title to the Transfer Equity free of any lien, pledge, claim, security interest or third party’s rights.

5.1.6

To the knowledge of the Existing Shareholders, there is not any lien, mortgage, claim, security interest or third party’s rights over the Assets. According to this Agreement, after Exercise the WFOE and/or its designated entity or individual will obtain good title to the Assets free of any lien, mortgage, claim, security interest or third party’s rights.

5.1.7

The Existing Shareholders shall not procure the Company to declare or distribute any distributable profit, bonus or dividend; if the Existing Shareholders receive any profit, bonus or dividend from the Company, the Existing Shareholders shall, subject to the PRC Laws, give the profit, bonus or dividend (after deducting relevant taxes) to the WFOE or its designated entity or individual in a timely manner.

5.1.8

In case of death, incapability or loss of succession of subject qualification of the Existing Shareholders and other circumstances that may affect their exercise of the Option Equity held by them, the successors of the Existing Shareholders will be deemed as the signatories of this Agreement and will inherit/assume all the rights and obligations of Existing Shareholders hereunder.

5.2	The Company hereby represents and warrants that

5.2.1

The Company is a limited liability company duly incorporated and validly existing under the PRC Laws who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued. The Company will not require the WFOE to share the losses of the Company and the Subsidiaries and/or require the WFOE to provide financial support for the Company and the Subsidiaries in accordance with this Agreement.

5.2.2

The Company has full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereunder and to be executed, and has full power and authority to complete the transaction contemplated hereunder.

5.2.3	This Agreement is legally and properly executed and delivered by the Company, and constitutes the legal and binding obligations of the Company.

5.2.4

There is not any lien, mortgage, claim, security interest or third party’s rights over the Assets. According to this Agreement, when the WFOE issues a written notice, the Company and the Subsidiaries shall mortgage and/or pledge all their assets to the WFOE. After Exercise the WFOE and/or its designated entity or individual will obtain good title to the Assets free of any lien, mortgage, claim, security interest or third party’s rights.

5.2.5	The Company shall ensure that the senior management personnel and key technical personnel will be appointed and removed as instructed by the WFOE.

5.2.6	Unless required by the PRC Laws, the Company shall not declare or distribute any distributable profit, bonus or dividend.

5.3	The WFOE represents and warrants that

5.3.1

It is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC Laws who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued.

5.3.2

It has full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereunder and to be executed, and has full power and authority to complete the transaction contemplated hereunder.

5.3.3	This Agreement is legally and properly executed and delivered by the WFOE, and constitutes its legal and binding obligations.

Article 6 Undertakings of the Company and the Existing Shareholders

6.1	The Company hereby undertakes that during the term of this Agreement, without the prior written consent of the WFOE, it will not

6.1.1	transfer or otherwise dispose of any equity of the Subsidiaries or create any security interest or third party’s right over the equity of the Subsidiaries;

6.1.2	sell, transfer, pledge or otherwise dispose of the Assets except for normal business activities;

6.1.3	terminate any agreements signed by the Company and the Subsidiaries, or enter into any other agreement conflicting with the existing agreements except for normal business activities;

6.1.4

take any action or behavior (including inaction) to affect the valid existing of the Company and the Subsidiaries, nor take any act that may cause the Company and the Subsidiaries to terminate, liquidate or dissolve;

6.1.5	provide loans to third parties, or provide any guarantee or other forms of security for debts of third parties;

6.1.6

engage in any transaction or behavior that may have Material Adverse Effect on the assets, rights, obligations or operations of the Company or the Subsidiaries, or engage in any behavior or action that may have an adverse effect on the benefits of the WFOE hereunder.

The Existing Shareholders hereby undertake that during the term of this Agreement, they shall, by exercising shareholders’ rights and fulfilling shareholders’ obligations, ensure that the Company abides by and fulfills the obligations stipulated in this Article 6.1.

6.2

During the term of this Agreement, the Company and the Existing Shareholders will use their best efforts to develop the Company’s business and ensure the Company’s operation in compliance with laws and regulations, and will not take any act or inaction that may damage the Company’s Assets or goodwill or affect the validity of the Company’s Business Licenses.

6.3

During the term of this Agreement, the Company and the Existing Shareholders will promptly notify the WFOE any circumstance that may have Material Adverse Effect on the existence, business, operation, finance, Assets or goodwill of the Company and the Subsidiaries, and promptly take all measures approved by the WFOE to exclude such circumstances or take other valid remedial measures.

6.4

When the Company is dissolved and liquidated in accordance with the PRC Laws, the Company and the Existing Shareholders shall ensure that the remaining property of the Company (that is, the property remaining after paying liquidation expenses, wages of employees, social insurance expenditures and statutory compensation, taxes owed and paying off the debts of the Company) is transferred to the WFOE or its designated entity or individual at the minimum price permitted by the PRC Laws, and such transfer shall be non-reciprocal. Within ten (10) working days after receiving the Transfer Price, the Company and Existing Shareholders will return the received Transfer Price to the WFOE or its designated entity or individual in full. The Company and the Existing Shareholders shall ensure that the transfer will not cause the WFOE to bear any obligations to the Existing Shareholders and their creditors and the Company and its creditors.

When any of the Subsidiaries is dissolved and liquidated in accordance with the PRC Laws, the Company shall ensure that the remaining property of the Subsidiary (i.e., the property remaining after paying liquidation expenses, wages of employees, social insurance expenditures and statutory compensation, taxes owed and paying off debts of the Subsidiary) is transferred to the WFOE or its designated entity or individual at the minimum price permitted by the PRC Laws, and such transfer shall be non-reciprocal. Within ten (10) working days after receiving the Transfer Price, the Company will return the received Transfer Price to the WFOE or its designated entity or individual in full. The Company shall ensure that the transfer will not cause the WFOE to bear any obligations to the Company and its creditors and the Subsidiary and their creditors.

6.5

In accordance with the terms and conditions of the Equity Pledge Agreement signed by the Company, the Existing Shareholders and the WFOE on the Execution Date of this Agreement, the Existing Shareholders shall pledge the equity interest of the Company they hold to the WFOE to secure performance of obligations by the Company and the Existing Shareholders hereunder.

6.6	The Company shall provide all the information about the labor, operation and finance of the Company and the Subsidiaries to the WFOE upon its request.

6.7

The Company and the Existing Shareholders shall, to the best of their knowledge, immediately notify the WFOE of any litigation, arbitration or administrative procedures concerning the Option Equity or Assets.

6.8

If the WFOE’s Exercise of Equity Transfer Option and/or Asset Purchase Option is precluded by the failure of the Company, the Subsidiaries and the Existing Shareholders to fulfill their tax obligations under applicable laws, the WFOE shall have the right to require the Company, the Subsidiaries and the Existing Shareholders to fulfill such tax obligations, or require the Company, the Subsidiaries and the Existing Shareholders to pay such taxes to the WFOE for the WFOE to pay on their behalf.

6.9

If the execution and performance of this Agreement and the grant of the Equity Transfer Option or the Asset Purchase Option hereunder are subject to any consent, permission, waiver or authorization of any third party or the approval, permit, waiver, registration or filing (if required by law) of any government authority, the Company and the Existing Shareholders will use their best effort to assist to meet the above conditions.

Article 7 Undertakings of the Existing Shareholders

7.1	The Existing Shareholders hereby undertake that

7.1.1

They will appoint and remove the directors and supervisors of the Company as instructed by the WFOE and/or by the WFOE’s designated entity or individual if the PRC Laws do not allow the WFOE to make instructions, and ensure or cause the Company to appoint and remove senior management personnel and key technical personnel as instructed by the WFOE;

7.1.2	Without the prior written consent of the WFOE, they shall not procure the Company to declare or distribute any distributable profit, bonus or dividend;

7.1.3

Without the prior written consent of the WFOE, they will not put forward any shareholders’ proposal to supplement, modify or revise the articles of association of the Company, nor will they vote in favor of such proposal at the shareholders’ meeting;

7.1.4

Without the prior written consent of the WFOE, they will not put forward any shareholders’ proposal to increase or decrease the Registered Capital, nor will they vote in favor of such proposal at the shareholders’ meeting;

7.1.5

Without the prior written consent of the WFOE, they will not put forward any shareholders’ proposal that the Company merges or associates with any other entity, or acquires or is acquired by any other entity, or invests in any other entity, nor will they vote in favor of such proposal at the shareholders’ meeting.

7.1.6

In order to maintain their title to the Option Equity, they shall sign all necessary or appropriate documents, take all necessary or appropriate actions and lodge all necessary or appropriate complaints or make necessary and appropriate defenses for all claims;

7.1.7

Without the prior written consent of the WFOE, except for the rights and interests stipulated in the Equity Pledge Agreement and the Proxy Agreement the Parties signed separately, any Option Equity shall not be transferred or disposed of in any other way, nor shall any security interest or any other third party’s rights be set on any Option Equity.

7.2	Once the WFOE issues the Exercise Notice,

7.2.1

The Company shall immediately convene the shareholders’ meeting and/or the board meeting by itself according to the articles of association, or procure the relevant authorities or personnel to convene shareholders’ meeting and/or the board meeting and to agree, through shareholders’ resolution and/or board resolution or taking of other necessary actions, to the transfer of the whole Transfer Equity and Transfer Assets from the Existing Shareholders, the Company and the Subsidiaries to the WFOE and/or its designated entity or individual at the Transfer Price, and the waiver of any preemptive rights (if any) they have;

7.2.2

The Company will immediately sign the asset transfer agreement with the WFOE and/or its designated entity or individual, transfer the whole Transfer Equity to the WFOE and/or its designated entity or individual at the Transfer Price, and provide necessary support to the WFOE (including providing and executing all related legal documents, obtaining all necessary government approvals and consents, performing all government approvals and registration formalities, and assuming all relevant obligations) according to the request of the WFOE and the laws and regulations, so that the WFOE and/or its designated entity or individual will obtain the whole Transfer Equity and become the registered owner of the Transfer Equity, and no legal defect, security interest, third party’s right or other restriction will exist over the Transfer Equity.

Article 8 Confidentiality Obligations

8.1

Each Party shall keep strict confidential the business secrets, proprietary information, client information and other confidential information of the other Party obtained during the execution and performance of this Agreement (“Confidential Information”) regardless of whether this Agreement has terminated. The receiving Party shall not disclose any Confidential Information to any third party, except upon prior written consent of the disclosing Party or as required by applicable laws and regulations or the rules of the jurisdiction where the affiliate of a Party is listed. The receiving Party shall not use directly or indirectly any Confidential Information except for purpose of performing this Agreement.

8.2	The Parties acknowledge that the following information is not Confidential Information:

(a)	The information obtained by the receiving Party by legal means before the disclosure, which is evidenced by written proof;

(b)	The information that has entered public domain not through the fault of the receiving Party; or

(c)	The information obtained by the receiving Party legally through other channel after receiving the information from the disclosing Party.

8.3

The receiving Party may disclose the Confidential Information to its relevant employees, agents or any engaged professionals, provided that it shall ensure such persons to comply with relevant terms and conditions of this Agreement and shall assume any liability arising from the breach by such persons of relevant terms and conditions of this Agreement.

8.4	Notwithstanding any other provisions hereof, this Article 8 shall survive the termination of this Agreement.

Article 9 Term and Termination of the Agreement

9.1	This Agreement shall come into force on the date when the Parties properly sign it.

9.2	This Agreement shall be terminated in case of one of the following circumstances:

9.2.1	The whole Option Equity and Assets are transferred to the WFOE and/or its designated entity or individual according to the provisions hereof; or

9.2.2

The WFOE unilaterally requests to terminate this Agreement (the WFOE’s right to terminate this Agreement is a right without any restrictive conditions, and this right only belongs to the WFOE, and the other Parties do not have the right to terminate this Agreement unilaterally).

Article 10 Notice

10.1	Any notice, request, demand or other communication required by or made under this Agreement shall be in writing and sent to relevant Parties.

10.2

Where the above notice or other communication is sent by fax or telex, it will be deemed delivered when it is sent. Where the above notice or other communication is sent by personal delivery, it will be deemed delivered when it is submitted in person. Where the above notice or other communication is sent by mail, it will be deemed delivered five (5) days after it is posted.

Article 11 Liabilities for Breach of Contract

11.1

The Parties agree and acknowledge that if any Party (“Breaching Party”) materially breaches any covenant hereunder, or fails to materially perform or delays in performing any obligation hereunder, it will constitute a breach of this Agreement (“Breach”), and the other Parties (“Non-breaching Party”) shall have the right to request the Breaching Party to correct or take remedial measures within a reasonable period. If the Breaching Party fails to do so within a reasonable period or ten (10) days after the Non-breaching Party gives a written notice requesting correction, then:

11.1.1	If the Existing Shareholders or the Company is the Breaching Party, the WFOE shall have the right to terminate this Agreement and claim damages from the Breaching Party;

11.1.2

If the WFOE is the Breaching Party, the Non-breaching Party shall have the right to claim damages from the Breaching Party, unless otherwise provided by law, otherwise neither the Existing Shareholders nor the Company has any right to unilaterally terminate or rescind this Agreement under any circumstances.

11.2	Notwithstanding other provisions hereof, the validity of this Article shall survive the termination of this Agreement.

Article 12 Force Majeure

12.1

In case of earthquake, typhoon, flood, fire, war, policy, legal change and other unforeseeable or unavoidable force majeure events that directly affect one Party’s performance of this Agreement or one Party’s performing this Agreement as agreed, the Party encountering the force majeure event shall immediately send a notice by fax, and, within thirty (30) days, submit the details of the force majeure event and the supporting documents of the reasons why this Agreement cannot be performed or needs to be delayed. Such documents shall be issued by a notary office in the area where the force majeure event occurs. The Party affected by the force majeure event shall take appropriate measures to reduce or eliminate the influence of the force majeure event, and shall make efforts to resume the performance of obligations delayed or hindered by the force majeure event. The Parties shall decide whether the performance of this Agreement shall be partially exempted or postponed according to the influence of the force majeure event on the performance of this Agreement. Neither Party shall be liable for compensation for the economic losses caused to the Parties by force majeure events.

Article 13 Miscellaneous

13.1

This Agreement is made in Chinese. This Agreement is made in thirteen (13) counterparts, with each Party holding one (1) counterpart, and the remaining counterparts maintained by the WFOE for later use.

13.2	The conclusion, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the PRC Laws.

13.3

Any dispute arising under or in connection with this Agreement shall be resolved by the Parties through consultation. If the Parties fail to reach an agreement within thirty (30) days after the dispute arises, the dispute shall be submitted to Guangzhou Arbitration Commission for arbitration according to the arbitration rules of the Commission effective at the time of submission. The arbitration shall be carried out in Guangzhou in Chinese, and the arbitral award is final and equally binding on the Parties. In case the Company and/or the Existing Shareholders are liable, the Arbitration Commission has the right to make an award that the WFOE shall be compensated with the equity interest or Assets held by the Existing Shareholders, or the WFOE shall be provided with remedies of injunction (for example, necessary for conducting business or forcibly transferring assets) or the Company shall be liquidated. In order to support the enforcement of the arbitral award, before submitting for arbitration, waiting for the formation of arbitration tribunal, before the Commission makes an arbitral award or under other appropriate circumstances, the Parties hereto have the right to request provisional remedies from the courts where the WFOE is incorporated, where the Company is incorporated and where their assets are located, Hong Kong courts and Cayman Islands courts, and the aforesaid courts shall have jurisdiction.

13.4

Any rights, powers and remedies granted to each Party under any provision of this Agreement shall not preclude any other rights, powers or remedies granted to the Party under Laws or other provisions hereof. No exercise by any Party of its rights, powers or remedies will preclude the exercise by the Party of other rights, powers or remedies.

13.5

No failure or delay to exercise by any Party of its rights, powers or remedies under this Agreement or laws (“Such Rights”) will constitute waiver of Such Rights, and no single or partial waiver of Such Rights will preclude exercise by the Party of Such Rights in other way or of other rights.

13.6	The headings hereof are inserted for reference only, and shall not be used for or affect the interpretation of any provisions hereof.

13.7

The provisions hereof are severable and independent from other provisions. If any or several provisions hereof are decided invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other provisions hereof shall not be affected.

13.8

This Agreement, once signed, shall supersede any other legal documents signed by the Parties with respect to the same subject matter. Any amendment or supplement to this Agreement must be made in written form. the WFOE shall have the right to decide to amend or supplement any provision of this Agreement at its own discretion according to the requirements of relevant regulatory authorities or other considerations. Once the WFOE issues a written notice of amending or supplementing this Agreement, the other Parties shall sign the amended and supplemented agreement according to the WFOE’s requirements.

13.9

Without the prior written consent of the WFOE, the other Parties shall not transfer any of their rights and/or obligations under this Agreement to any third party. If and only if PRC Laws do not allow the WFOE to be a party to this Agreement, the WFOE has the right to transfer any of its rights and/or obligations hereunder to a third party designated by it after notifying the other Parties. Any such transfer shall include all rights and obligations of the WFOE hereunder, and the transferee shall be regarded as the original party of this Agreement. The other Parties shall, at the request of the WFOE, sign all agreements and other documents required to complete the transfer.

13.10	This Agreement shall bind the legal assigns and successors of the Parties.

13.11	The Parties undertake that they will declare and pay the taxes involved in the transactions hereunder according to law.

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IN WITNESS WHEREOF, this Exclusive Call Option Agreement is executed by the following Parties on the date first written in this Agreement:

Purple Gas Was Shown Limited Partnership
(Seal)

By:	/s/ Li Cong

Name: Li Cong

Signature page of the Exclusive Call Option Agreement

Beijing Liangjun Ruize Management Center
(Seal)

By:	/s/ Liang Jun

Name: Liang Jun

Signature page of the Exclusive Call Option Agreement

Beijing Liangjun Hongze Management Center
(Seal)

By:	/s/ Liang Jun

Name: Liang Jun

Signature page of the Exclusive Call Option Agreement

Beijing Liangjun Junze Management Center
(Seal)

By:	/s/ Liang Jun

Name: Liang Jun

Signature page of the Exclusive Call Option Agreement

Beijing Liangjun Huize Management Center
(Seal)

By:	/s/ Liang Jun

Name: Liang Jun

Signature page of the Exclusive Call Option Agreement

Goldjet Logistics Group Co., Ltd.
(Seal)

By:	/s/ Gao Jie

Name: Gao Jie

Signature page of the Exclusive Call Option Agreement

Guangzhou Yilian Equity Investment Partnership (Limited Partnership)
(Seal)

By:	/s/ Wang Shumin

Name: Wang Shumin

Signature page of the Exclusive Call Option Agreement

Shenzhen Futian SAIF Dynamiques Equity Investment Fund Partnership (Limited Partnership)
(Seal)

By:	/s/ Jin Fengchun

Name: Jin Fengchun

Signature page of the Exclusive Call Option Agreement

Xiamen SAIF Equity Investment Partnership (Limited Partnership)
(Seal)

By:	/s/ Yan Yan

Name: Yan Yan

Signature page of the Exclusive Call Option Agreement

Hangzhou Xianfeng Qiyun Investment Limited Partnership
(Seal)

By:	/s/ Wang Shiyu

Name: Wang Shiyu

Signature page of the Exclusive Call Option Agreement

Guangzhou Transasia Trading Co., Ltd.
(Seal)

By:	/s/ Bai Pingsan

Name: Bai Pingsan

Signature page of the Exclusive Call Option Agreement

Guangzhou Onion Vogue Group Co., Ltd.
(Seal)

By:	/s/ Bai Pingsan

Name: Bai Pingsan

Signature page of the Exclusive Call Option Agreement

Exhibit I

Basic Information of the Company

Company name	Guangzhou Onion Vogue Group Co., Ltd.
Registered address	3-05-2, No.309, Middle Huangpu Avenue, Tianhe District, Guangzhou
Registered capital	RMB 193,500,000
Legal representative	Bai Pingsan

Shareholding structure:

Shareholder name	Capital contribution (RMB ten thousand)	Shareholding structure	Uniform social credit code
Purple Gas Was Shown Limited Partnership	12298.0086	63.5556%	[***]
Hangzhou Xianfeng Qiyun Investment Limited Partnership	2097.9657	10.8422%	[***]
Guangzhou Yilian Equity Investment Partnership (Limited Partnership)	1258.7756	6.5053%	[***]
Xiamen SAIF Equity Investment Partnership (Limited Partnership)	858.2693	4.4355%	[***]
Shenzhen Futian SAIF Dynamiques Equity Investment Fund Partnership (Limited Partnership)	858.2693	4.4355%	[***]
Beijing Liangjun Ruize Management Center	370.2816	1.9136%	[***]
Beijing Liangjun Huize Management Center	374.0935	1.9333%	[***]
Beijing Liangjun Hongze Management Center	193.0936	0.9979%	[***]
Beijing Liangjun Junze Management Center	733.7907	3.7922%	[***]
Goldjet Logistics Group Co., Ltd	307.4521	1.5889%	[***]
Total	19,350	100%	—

Exhibit I

Exhibit II

Form of Exercise Notice

Exhibit II

Exhibit III

Form of Exercise Notice

Exhibit III